                                                                      Exhibit 13

                                                                           FINAL

                          SYNAGRO TECHNOLOGIES, INC.
                            STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of August 14,
                                        ---------
2000 by and among (i) Synagro Technologies, Inc., a Delaware corporation (together with its successors and permitted assigns, the "Company") and (ii) the
                                                          -------
investors set forth on the attached "Schedule of Investors" and any other holder
                                     ---------------------
of securities of the Company who, at any time, is added as a party to this Agreement in accordance with Section 10 hereof as an Investor hereunder (each,
                             ----------
an "Investor" and collectively, the "Investors").  The Investors are sometimes
    --------                         ---------
referred to herein as the "Stockholders" and individually as a "Stockholder."
                           ------------                         -----------
Capitalized terms used but not otherwise defined herein are defined in Section 8
                                                                       ---------
hereof.

     The execution and delivery of this Agreement is a condition to the obligations of the Investors under the Purchase Agreement and the Senior Subordinated Loan Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.   Participation Rights.
          --------------------

     (a) At least 30 days before any Transfer of Stockholder Shares of any class by any Investor (the "Selling Investor"), the Selling Investor shall
                            ----------------
deliver a written notice (the "Sale Notice") to the Company and to the other
                               -----------
Stockholders (the "Participation Right Stockholders") holding Stockholder Shares
                   --------------------------------
of such class specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Participation Right Stockholders holding Stockholder Shares of such class may elect to participate in the contemplated Transfer by delivering written notice to the Selling Investor within 30 days after delivery of the Sale Notice. If any Participation Right Stockholders have elected to participate in such Transfer, then the Selling Investor and such Participation Right Stockholders will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of such class equal to the product of (A) the quotient determined by dividing the number of Stockholder Shares of such class owned by such person by the aggregate number of outstanding Stockholder Shares of such class owned by the Selling Investor and the Participation Right Stockholders participating in such sale and (B) the number of Stockholder Shares of such class to be sold in the contemplated Transfer.

     (b) The Selling Investor will use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participation Right Stockholders in any contemplated Transfer, and the Selling Investor will not transfer any of its Stockholder Shares of such class to the prospective transferee(s) unless (A) the prospective transferee(s) agrees to allow the participation of the Participation Right Stockholders holding Stockholder Shares of such class or (B) the Selling Investor agrees to purchase the number of such class of Stockholder Shares from the Participation Right Stockholders which the Participation Right Stockholders would have been entitled to sell pursuant to this Section 1(b) for the consideration per share to be paid to the Selling
     ------------
Investor by the prospective transferee(s).

     (c) Notwithstanding anything to the contrary in any other provision of this Agreement, the restrictions set forth in this Section 1 shall not apply to
                                                   ---------
(i) any Transfer of Common Stock or Preferred Stock by any Investor to another Investor or among their respective Affiliates (other than in connection with a Sale of the Company), (ii) a Public Sale or (iii) any pledge of Stockholder Shares by a TCW/Crescent Lender to a trustee for the benefit of secured noteholders pursuant to documents relating to the financing of such TCW/Crescent Lender; provided that the restrictions contained in this Agreement will continue
        --------
to be applicable to such shares after any Transfer pursuant to clause (i) and the transferee of such shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of shares pursuant to clause (i) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee. Each Stockholder transferring Stockholder Shares pursuant to Section
                                                                         -------
1 shall pay his or its pro rata share (based on the number of Stockholder Shares
-
to be sold) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that the Selling Stockholder agrees to provide in connection with such transfer (other than any such obligations that related specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to, ownership of Stockholder Shares and, for such Stockholders that are not individuals, authority to enter into such agreement); provided, however, that no
                                                      --------
Investor shall be required to make a representation or warranty that any other Investor is not required to make.

     (d)  The provisions of this Section 1 will terminate upon the consummation
                                 ---------
of a Sale of the Company.

     2.   Preemptive Rights.
          -----------------

     (a) If the Company (or any successor entity thereto) authorizes the issuance or sale to the GTCR Investors or an Affiliate of the GTCR Investors of any equity securities (other than pursuant to the Purchase Agreement or the Senior Subordinated Loan Agreement), or any debt securities containing options or rights to acquire any equity securities (other than as a distribution on outstanding equity securities or pursuant to the Senior Subordinated Loan Agreement), or any securities exchangeable or exercisable for or convertible into any equity securities, the Company shall first offer to sell to each holder of Stockholder Shares (other than the GTCR Investors) a portion of such securities equal to the quotient determined by dividing (1) the number of shares of Common Stock held by such holder on an as-converted basis (regardless of whether such conversion has occurred) by (2) the total number of shares of Common Stock held by all holders of Stockholder Shares on an as-converted basis (regardless of whether such conversion has occurred). Each holder of Stockholder Shares shall be entitled to purchase such securities at the most favorable price and on the most favorable terms as such securities are to be offered or sold to any other Persons; provided that if such holder elects to
                                      --------
purchase any securities being offered for sale by the Company, such holder shall also be required to purchase a pro rata portion of each other class or series of securities (including any debt securities) being offered for sale by the Company contemporaneously therewith.

     (b) In order to exercise its purchase rights hereunder, a holder of Stockholder Shares must within 20 days after receipt of written notice from the Company describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the securities offered to the holders of Stockholder Shares is not fully subscribed by such holders, the remaining securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section 2(b), except that such reoffer shall not extend the 20-day offer
        ------------
period referred to in this Section 2(b).  Any holder of Stockholder Shares may
                           -----------
assign its purchase rights hereunder to any of its Affiliates, but not to any other Person.

     (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such securities which the holders of Stockholder Shares have not elected to purchase during the 90-day period following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Stockholder Shares pursuant to the terms of this Section 2.
                                                 ---------

     (d)  The provisions of this Section 2 shall continue with respect to each
                                 ---------
Stockholder Share until the earliest to occur of (i) the date of which such Stockholder Share has been transferred in a Public Sale, (ii) the consummation of a Public Offering after the date hereof having an aggregate offering value of at least $25 million and (iii) the consummation of a Sale of the Company.

     3.   Sale of the Company.
          -------------------

     (a)  If the Majority Investors approve a Sale of the Company (an "Approved
                                                                       --------
Sale"), then each holder of Stockholder Shares shall vote for, consent to, and
----
raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, then each holder of Stockholder Shares shall, to the extent permitted by applicable law, waive any dissenters' rights, appraisal rights, or similar rights in connection with such merger or consolidation or (ii) sale of stock, then each holder of Stockholder Shares shall agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Company's board of directors (the "Board") and the holders of a majority of the Stockholder
                   -----
Shares (voting as a single class) then outstanding. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company; provided that,
                                                               --------
each holder of Stockholder Shares shall only be obligated
to join on a pro rata basis in any indemnification or other obligations provided in connection with the Approved Sale (other than any such obligations that related specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to, ownership of Stockholder Shares and, for such Stockholders that are not individuals, authority to enter into such agreement); provided, however, that no Investor shall be required to make a representation
--------
representation or warranty that any other Investor is not required to make.

     (b) The obligations of the holders of Stockholder Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of a class of Stockholder Shares shall receive the same form of consideration and the same amount of consideration per share; (ii) if any holders of a class of Stockholder Shares are given an option as to the form and amount of consideration to be received, then each holder of such class of Stockholder Shares shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Stockholder Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Stockholder Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Stockholder Shares received by holders of such class of Stockholder Shares in connection with the Approved Sale less the exercise price per share of such class of Stockholder Shares of such rights to acquire such class of Stockholder Shares by (2) the number of shares of such class of Stockholder Shares represented by such rights.

     (c) Holders of Stockholder Shares will bear their pro rata share (based upon the number of shares sold) of the costs of any sale of such Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 3(c), costs
                                                         -----------
incurred in exercising reasonable efforts to take all actions in connection with the consummation of an Approved Sale in accordance with Section 3(a) shall be
                                                        -----------
deemed to be for the benefit of all holders of the Stockholder Shares. Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder.

     4.   Public Offering. In the event that the Board and the Majority
          ---------------
Investors approve a Public Offering, the holders of Stockholder Shares shall take all necessary or desirable actions requested by the Board and the Majority Investors in connection with the consummation of such Public Offering, including without limitation compliance with the requirements of all laws and regulatory bodies which are applicable or which have jurisdiction over such Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company's capital structure would adversely affect the marketability of the offering, each holder of Stockholder Shares shall convert the Preferred Stock held by such holder into Common Stock in accordance with the terms of the Preferred Stock.

     5.   Holdback Agreement. To the extent not inconsistent with applicable
          ------------------
law, each Stockholder shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any Demand Registration (as defined in the Registration Agreement) or Piggyback Registration (as defined in the Registration Agreement) pursuant to the Registration Agreement (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

     6.   Legend.  Each certificate evidencing Stockholder Shares and each
          ------
certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate are subject to a Stockholders Agreement dated as of August 14, 2000 among the issuer of such securities (the "Company") and
                                                    -------
          certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

     7.   Representations and Warranties.  Each Stockholder represents and
          ------------------------------
warrants that (i) this Agreement has been duly authorized, executed, and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms and (ii) such Stockholder has not granted and is not a party to any proxy, voting trust, or other agreement which is inconsistent with, conflicts with, or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become a party to any voting trust or other agreement which is inconsistent with, conflicts with, or violates any provision of this Agreement.

     8.   Definitions.
          -----------

     "Affiliate" of a Stockholder means any direct or indirect general or
      ---------
limited partner of such Stockholder or any other person, entity, or investment fund controlling, controlled by, or under common control with such Stockholder.

     "class" means the Common Stock or any separate series or class of Preferred
      -----
Stock; provided that, for purposes of Section 1, different series of Preferred
       --------                       ---------
Stock with the same conversion price shall be considered to be of the same class.

     "Common Stock" means the Company's common stock, par value $.002 per share.
      ------------

     "GTCR Investors" means, collectively, GTCR Fund VII, L.P., a Delaware
      --------------
limited partnership ("GTCR Fund VII"), GTCR Co-Invest Fund, L.P., a Delaware
                      -------------
limited partnership ("GTCR Co-Invest"), and GTCR Capital Partners, L.P., a
                      --------------
Delaware limited partnership ("GTCR Capital").
                               ------------

     "Majority Investors" means, with respect to any date of determination, the
      ------------------
holders of a majority of the Stockholders Shares held by the Investors as of such date.

     "Person" means an individual, a partnership, a limited liability company, a
      ------
corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

     "Preferred Stock" means the Company's Series D Preferred (including that
      ---------------
acquired upon conversion of the Series C Preferred), and the Series E Preferred, and each other series of the Company's convertible preferred stock issued, or from time to time issuable, pursuant to the Purchase Agreement and the exercise of Warrants.

     "Purchase Agreement" means the Amended and Restated Purchase Agreement,
      ------------------
dated as of the date hereof, by and among GTCR Fund VII, L.P., GTCR Co-Invest Fund, L.P. and the TCW/Crescent Lenders.

     "Public Offering" means the sale in an underwritten public offering
      ---------------
registered under the Securities Act of shares of the Company's Common Stock as approved by the Board or GTCR.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant
      -----------
to an offering registered under the Securities Act or to the public through a broker, dealer, or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act.

     "Registration Agreement" means the amended and restated registration
      ----------------------
agreement, dated as of the date of this Agreement, by and among the Company, the GTCR Investors and the TCW/Crescent Lenders, as amended from time to time.

     "Series C Preferred" means the Company's Series C Convertible Preferred
      ------------------
Stock, par value $.002 per share.

     "Series D Preferred" means the Company's Series D Convertible Preferred
      ------------------
Stock, par value $.002 per share.

     "Series E Preferred" means the Company's Series E Convertible Preferred
      ------------------
Stock, par value $.002 per share.

     "Sale of the Company" means any transaction or series of transactions
      -------------------
pursuant to which any Person or group of related Persons (including any Affiliate of the GTCR Investors ), other than the GTCR Investors, in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default or breach) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney, or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time.

     "Senior Subordinated Loan Agreement" means the Amended and Restated Senior
      ----------------------------------
Subordinated Loan Agreement, dated as of the date of this Agreement, by and among the Company, certain of the Company's subsidiaries, GTCR Capital Partners, L.P. and the TCW/Crescent Lenders, as amended from time to time.

     "Stockholder Shares" means (i) any Common Stock and Preferred Stock
      ------------------
purchased or otherwise acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) including by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or reclassification affecting Stockholder Shares and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer, or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

     "TCW/Crescent Lenders" means, collectively, (i) TCW/Crescent Mezzanine
      --------------------
Partners II, L.P., a Delaware limited partnership, (ii) TCW/Crescent Mezzanine Trust II, a Delaware business trust, (iii) TCW Leveraged Income Trust, L.P., a Delaware limited partnership, (iv) TCW Leveraged Income Trust II, L.P., a Delaware limited partnership and (v) TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership.

     "Transfer" means to sell, transfer, assign, pledge, or otherwise dispose of
      --------
(whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

     "Warrants" means the warrants to purchase shares of Preferred Stock issued
      --------
by the Company to GTCR and the TCW/Crescent Lenders (i) in connection with the making of loans under this Senior Subordinated Loan Agreement and (ii) in connection with the purchase of Preferred Stock pursuant to the Purchase Agreement.

     9.   Transfers; Transfers in Violation of Agreement.  Except in connection
          ----------------------------------------------
with a Public Sale or a Sale of the Company, prior to transferring any Common Stock or Preferred Stock to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Any transfer or attempted transfer of any such shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such shares as the owner of such shares for any purpose.

     10.  Additional Stockholders.  The Company may permit any owner of
          -----------------------
Stockholder Shares not already party to this Agreement to become a party to this Agreement as an Investor and succeed to all of the rights and obligations of an Investor under this Agreement by obtaining an executed counterpart signature page to this Agreement from such owner of Stockholder Shares, and, upon such execution, such person shall for all purposes be an Investor party under this Agreement; provided, however, that the addition of such Person as a party to
           --------  -------
this Agreement shall only be valid and binding with the prior written consent of the Majority Investors.

     11.  Amendment and Waiver.  Except as otherwise provided herein, no
          --------------------
modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment, or waiver is approved in writing by the Company and the holders of a majority of the Stockholder Shares; provided that in the event that such
                                    --------
modification, amendment, or waiver would materially and adversely affect the GTCR Investors or the TCW/Crescent Lenders, then such amendment or waiver will require the consent of a majority of the Stockholder Shares held by such group of holders adversely affected. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     12.  Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality, or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

     13.  Entire Agreement.  Except as otherwise expressly set forth herein,
          ----------------
this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     14.  Successors and Assigns.  Except as otherwise provided herein, this
          ----------------------
Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

     15.  Counterparts.  This Agreement may be executed in separate counterparts
          ------------
each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     16.  Remedies.  The Company and each Stockholder shall be entitled to
          --------
enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder may in his or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     17.  Notices.  Any notice provided for in this Agreement shall be in
          -------
writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Common Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

     If to the Company:
     -----------------

     Synagro Technologies, Inc.
     1800 Bering Drive, Suite 1000
     Houston, TX 77057
     Attention: Chief Financial Officer
     Telecopier No.: (713) 369-1760

     With a copy to:
     --------------

     GTCR Fund VII, L.P.
     c/o GTCR Golder Rauner, L.L.C.
     6100  Sears Tower
     Chicago, IL 60606
     Attention: David A. Donnini
     Vincent J. Hemmer
     Telecopier No.: (312) 382-2201

          and
          ---

     Locke Liddell & Sapp LLP
     3400 Chase Tower
     600 Travis Street
     Houston, TX 77002-3095
     Attention: Michael T. Peters
     Telecopier No.: (713) 223-3717

          and
          ---

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois 60601
     Attention: Stephen L. Ritchie

     18.  Governing Law.  The corporate law of Delaware shall govern all issues
          -------------
concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     19.  Descriptive Headings.  The descriptive headings of this Agreement are
          --------------------
inserted for convenience only and do not constitute a part of this Agreement.

                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.


                         SYNAGRO TECHNOLOGIES, INC.

                         By: /s/ Ross M. Patten
                             -------------------------------------------
                         Name: Ross M. Patten
                               -----------------------------------------
                         Its: Chairman / CEO
                              ------------------------------------------


                         GTCR FUND VII, L.P.

                         By:  GTCR Partners VII, L.P.
                         Its: General Partner

                         By:  GTCR Golder Rauner, L.L.C.
                         Its: General Partner

                         By: /s/ David A. Donnini
                             -------------------------------------------
                         Name: David A. Donnini
                               -----------------------------------------
                         Its: Principal
                              ------------------------------------------


                         GTCR CO-INVEST, L.P.

                         By:  GTCR Golder Rauner, L.L.C.
                         Its: General Partner

                         By: /s/ David A. Donnini
                             -------------------------------------------
                         Name: David A. Donnini
                               -----------------------------------------
                         Its: Principal
                              ------------------------------------------


                         GTCR CAPITAL PARTNERS, L.P.

                         By:  GTCR Mezzanine Partners, L.P.
                         Its:  General Partner

                         By:  GTCR Partners VI, L.P.
                         Its:  General Partner

                         By:  GTCR Golder Rauner, L.L.C.
                         Its:  General Partner

                         By: /s/ David A. Donnini
                             -------------------------------------------
                         Name: David A. Donnini
                               -----------------------------------------
                         Its: Principal
                              ------------------------------------------

            [CONTINUATION OF SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

                         TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
                         TCW/CRESCENT MEZZANINE TRUST II

                         By:  TCW/Crescent Mezzanine II, L.P.
                              as general partner or managing owner

                         By:  TCW/Crescent Mezzanine, L.L.C.,
                              its general partner

                         By: /s/ Timothy P. Costello
                             ---------------------------------------------
                         Name: Timothy P. Costello
                               -------------------------------------------
                         Title: Managing Director
                                ------------------------------------------


                         TCW LEVERAGED INCOME TRUST, L.P.
                         By:  TCW Advisors (Bermuda), Limited
                              as general partner

                         By: /s/ Darryl L. Schall
                             ---------------------------------------------
                         Name: Darryl L. Schall
                               -------------------------------------------
                         Title: Managing Director
                                ------------------------------------------

                         By:  TCW Investment Management Company,
                              as Investment Advisor

                         By: /s/ Timothy P. Costello
                             ---------------------------------------------
                         Name: Timothy P. Costello
                               -------------------------------------------
                         Title: Managing Director
                                ------------------------------------------


                         TCW LEVERAGED INCOME TRUST II, L.P.

                         By:  TCW (LINC II), L.P.
                              as general partner

                         By:  TCW Advisors (Bermuda), Ltd.,
                              as general partner

                         By: /s/ Darryl L. Schall
                             ---------------------------------------------
                         Name: Darryl L. Schall
                               -------------------------------------------
                         Title: Managing Director
                                ------------------------------------------

                         By:  TCW Investment Management Company,
                              as Investment Advisor

                         By: /s/ Timothy P. Costello
                             ---------------------------------------------
                         Name: Timothy P. Costello
                               -------------------------------------------
                         Title: Managing Director
                                ------------------------------------------

          [CONTINUATION OF SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

                         TCW LEVERAGED INCOME TRUST IV, L.P.
                         By:  TCW Asset Management Company,
                              as Investment Advisor

                         By: /s/ Darryl L. Schall
                             ---------------------------------------------
                         Name: Darryl L. Schall
                               -------------------------------------------
                         Title: Managing Director
                                ------------------------------------------

                         By: /s/ Timothy P. Costello
                             ---------------------------------------------
                         Name: Timothy P. Costello
                               -------------------------------------------
                         Title: Managing Director
                                ------------------------------------------

                         By:  TCW (LINC IV), L.L.C., as General Partner
                         By:  TCW Asset Management Company,
                              as its Managing Member

                         By: /s/ Darryl L. Schall
                             ---------------------------------------------
                         Name: Darryl L. Schall
                               -------------------------------------------
                         Title: Managing Director
                                ------------------------------------------

                         By: /s/ Timothy P. Costello
                             ---------------------------------------------
                         Name: Timothy P. Costello
                               -------------------------------------------
                         Title: Managing Director
                                ------------------------------------------

                             SCHEDULE OF INVESTORS
                             ---------------------

  Name and Address
  ----------------

GTCR Stockholders
-----------------

  GTCR FUND VII, L.P.

  GTCR CO-INVEST, L.P.

  GTCR CAPITAL PARTNERS, L.P.

  Address for GTCR Stockholders:
  ------------------------------
  6100 Sears Tower
  Chicago, IL 60606-6402
  Attention:  David A. Donnini

TCW/Crescent Stockholders
-------------------------

  TCW/CRESCENT MEZZANINE PARTNERS II, L.P.

  TCW/CRESCENT MEZZANINE TRUST II

  TCW LEVERAGED INCOME TRUST, L.P.

  TCW LEVERAGED INCOME TRUST II, L.P.

  TCW LEVERAGED INCOME TRUST IV, L.P.

  Address for TCW/Crescent Stockholders:
  --------------------------------------
  c/o TCW/Crescent Mezzanine, L.L.C.
  200 Crescent Court, Suit 1600
  Dallas, Texas 75201
  Attention: Timothy P. Costello
  Facsimile: (214) 740-7382
--------------------------------------------------------------------------------